Exhibit 10.04

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”), dated May 8, 2012 (the “Effective Date”), is by and between Anoteros, Inc., a Nevada corporation (“Anoteros”) and Marla Beans (“Shareholder”), and is executed pursuant to and in conjunction with that certain Settlement Agreement and Mutual General Release (the “Settlement Agreement”) executed concurrently herewith among Anoteros, Antero Payment Solutions, Inc., the Shareholder and certain other parties.

Recitals

A.           Whereas, Shareholder is the record and beneficial owner of 3,695,637 shares of common stock of Anoteros (the “Covered Shares”).

B.           Whereas, as a result of the transactions contemplated by the Settlement Agreement, the Shareholder will retain 1,000,000 shares of common stock of Anoteros (the “Covered Shares”)

Agreement

NOW, WHEREFORE, pursuant to the terms of the Settlement Agreement and in consideration of the foregoing, the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Lock-Up.

(a)           The Shareholder hereby agrees that from the period commencing on the Effective Date and expiring on December 31, 2013, (the “Lock-Up Period”), the Shareholder will not, directly or indirectly, on his, her or its own behalf, or on behalf of entities, family members or trusts affiliated with or controlled by him, her or it, offer, sell, agree to offer or sell, solicit offers to purchase, any Covered Shares; provided, however, that on and after June 30, 2013, the Shareholder shall be permitted to sell up to twenty percent (20%) of the Covered Shares, without restriction

(b)           The Shareholder hereby authorizes Anoteros during the Lock-Up Period to cause any transfer agent for the Covered Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records, consistent with the terms of this Agreement, relating to, the Covered Shares for which the Shareholder is the record holder and, in the case of the Covered Shares for which the Shareholder is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, its share of the Covered Shares.

2.           Representation and Warranties of the Shareholder.  Shareholder hereby represents and warrants to Anoteros that:

(a)           Upon the issuance of the Covered Shares to Shareholder, Shareholder shall be the record owner of the Covered Shares.

(b)           This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application respecting creditors' rights and by general equitable principles.

(c)           Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder's Shares are subject, other than a violation, default or conflict which does not materially impair the ability of the Shareholder to perform its obligations under this Agreement.  Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shareholder's Shares.

3.           Covenants. Shareholder agrees with, and covenants to, Anoteros the following:

(a)           The Covered Shares and the certificates representing the Covered Shares are now, and at all times all such shares then held will be, held by Shareholder, or by a nominee or custodian for the benefit of Shareholder, free and clear of all liens, security interest, proxies, voting trusts or voting agreements or any other encumbrances whatsoever, and that it shall not (i) grant any proxy, power of attorney or other authorization in or with respect to such shares, except for this Agreement or (ii) deposit such shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares, except for any arrangements which do not materially impair the ability of the Shareholder to perform its obligations under this Agreement.

(b)           Shareholder shall use commercially reasonable efforts to take, or cause to be taken, all necessary actions, and to do, or cause to be done all things necessary, proper or advisable under this Agreement.

4.           Enforcement of Agreement. The parties agree that Anoteros and its successors or assigns would be irreparably damaged if for any reason the Shareholders failed, in breach of its obligations hereunder, to perform any of its obligations under this Agreement, and that Anoteros, and its successors or assigns would not have an adequate remedy at law for money damages in such event. Accordingly, Anoteros and its successors or assigns shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Shareholder; and, if Anoteros or its successors or assigns should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Shareholder hereby waives the claim or defense that Anoteros or its successors or assigns has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Shareholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief. This provision is without prejudice to any other rights that Anoteros or its successors or assigns may have against the Shareholder for any failure to perform its respective obligations under this Agreement.

5.           Survival. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

6.           Notices. All notices, requests, demands and other communications under this Agreement, shall be in writing and shall be deemed to have been duly given:  (a) when received by facsimile or similar device, if subsequently confirmed by a writing sent within twenty-four (24) hours after the giving of such notice; (b) upon receipt if delivered personally; or (c) on the date of receipt, if sent by FedEx or other international overnight delivery service; and in any case, addressed as follows:

If to Anoteros addressed to:
Anoteros, Inc.
Attn: Michael Lerma, CEO
6601 Center Drive West, Suite 500
Los Angeles, CA 90045

If to the Shareholder, addressed to:
The Shareholder address of record with the Transfer Agent.

7.           Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8.           Amendments; Entire Agreement. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by Anoteros, or and its successors or assigns. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions.

9.           Governing Law; Venue.  This Agreement is being executed and delivered, and is intended to be performed, in the State of California, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to conflict of law principles.  This Agreement shall be deemed made and entered into in San Diego County, State of California and venue for any Proceeding as defined below, in connection with this Agreement shall be in San Diego County, California.

10.           Waiver of Jury Trial.  The Parties hereto hereby voluntarily and irrevocably waive trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions contemplated hereby or thereby. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a Party was, is, or will be involved as a party or otherwise.

11.           Counterpart; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be sufficient for execution of this Agreement.

12.           Independent Advice of Counsel. The Parties hereto, and each of them, represent and declare that in executing this Agreement they relied solely upon their own judgment, belief, knowledge and the advice and recommendations of their own independently selected counsel, concerning the nature, extent, and duration of their rights and claims, and that they have not been influenced to any extent whatsoever in executing the Agreement by any representations or statements covering any matters made by any other party or that party’s representatives hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

ANOTEROS, INC.

/s/Michael Lerma
By: Michael Lerma
Its:  President and CEO

SHAREHOLDER

/s/ Marla Beans
Marla Beans